Exhibt 99.1

                      IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                                 DALLAS DIVISION

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                                         |
In re:                                   |
                                         |
                                         |           Case Nos. 01-34275-SAF-11
  WEBLINK WIRELESS, INC.,                |           Case Nos.  01-34277-SAF-11
   PAGEMART PCS, INC.,                   |           Case Nos. 01-34279-SAF-11
   PAGEMART II, INC.,                    |
                                         |
                                         |           Jointly Administered Under
                                         |           Case No. 01-34275-SAF-11
                               Debtors.  |
                                         |
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          EMERGENCY MOTION OF ARCH WIRELESS OPERATING COMPANY, INC. TO
            REQUIRE DEBTORS TO INCLUDE CERTAIN MATERIAL INFORMATION
                             IN DISCLOSURE STATEMENT

      Arch Wireless Operating Company, Inc. ("Arch") hereby moves this Court for an order requiring the Debtors to describe in their First Amended Disclosure Statement for Plan of Reorganization (the "Disclosure Statement") the substance of Arch's offer contained in the letter attached hereto as EXHIBIT A . In further support hereof, Arch states as follows:

      1. On or about July 10, 2002, Arch sent the attached letter to Weblink Wireless Inc., with copies to the Official Committee of Secured Creditors and the Official Committee of Unsecured Creditors. The letter informs the Debtors that Arch desires to present the Debtors with a definitive business proposal within approximately two weeks (assuming expedited due diligence access) that it believes will generate greater recoveries for the Debtors' estates and creditors than the plan of reorganization currently proposed by the Debtors.

      2. Arch is the largest stand-alone provider of wireless messaging and information services in the United States. On December 6, 2002, the predecessors in interest of Arch filed voluntary petitions for relief under Chapter 11 of the

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Bankruptcy Code in the United States Bankruptcy Court for the District of
Massachusetts. On May 15, 2002, the Bankruptcy Court confirmed their plan of reorganization. Arch is the reorganized operating entity of the aforementioned Chapter 11 debtors.

      3. Because of the bankruptcy proceedings, Arch was not previously in a position to make the proposal set forth in the attached letter. Since emerging from bankruptcy, however, Arch and its advisors have quickly focused on the possibility of providing the Debtors with a definitive proposal about a business arrangement as described in the attached letter. As indicated in the letter, Arch believes that it can present such a proposal in approximately two weeks. Further, as a reorganized wireless messaging company, with four nationwide messaging networks that are compatible with that of the Debtors, and which also has substantial technical, engineering, and operational facilities in Dallas, Texas where the Debtors' operations are located, Arch is uniquely positioned to make the proposal suggested in the letter.

      4. Because Arch believes that it can quickly conduct the due diligence necessary to make the definitive proposal described in the attached letter and because it believes that the recoveries for creditors under such a proposal will be greater and more immediate than those currently proposed under the Debtors' plan, Arch requests that the substance of Arch's proposal be described in the Debtors' Disclosure Statement. Arch also believes that the information is necessary to provide creditors with adequate information pursuant to 11 U.S.C. ss.1125. Arch, as a creditor of the Debtors, has standing to bring this motion.

      5. From its review of the Debtors' docket, it appears that a hearing is scheduled for July 15, 2002, at 9:30 a.m. to consider approval of the Debtors' Disclosure Statement. Arch hereby requests that this motion be heard at the same time.

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      WHEREFORE, Arch hereby requests that this Court grant the relief requested herein and such other and further relief as is just.

                                      Respectfully submitted,

                                       /s/ Deirdre B Ruckman
                                       Deirdre B. Ruckman  (#21196500)
                                       Gardere Wynne Sewell LLP
                                       1601 Elm Street, Suite 3000
                                       Dallas, TX 75201
                                       (214) 999-4250


                             CERTIFICATE OF SERVICE

      This is to certify that on the 12th day of July, 2002, a tru and correct copy of the foregoing document was served on the persons named on the Official Master Service List (dated as of April 30, 2002) on file with this Court, by first class U.S. mail, postage prepaid, and upon the following required notice "Parties":

Michael A. McConnell                    J.Michael Sutherland
1201 Elm Street, Suite 5400             777 Main Street, Suite 1100
Dallas, Texas 75270                     Fort Worth, Texas 76102
Facsimile: (214) 745-5390               Facsimile: (817) 420-8201

Weblink Wireless, Inc.                  Office of the United States Trustee
Fred Anderson, General Counsel          1100 Commerce Street, Room 9C60
3333 Lee Parkway, Suite 100             Dallas, Texas 75242
Dallas, Texas 75219                     Attn:  George McElreath

Martin Sosland                          Paul Silverstein
Weil, Gotshal & Manges, LLP             Andrews & Kurth LLP
100 Crescent Court                      805 Third Avenue
Dallas, Texas 75201                     New York, NY 10022


                                        /s/ Deirdre B. Ruckman
                                        Deirdre B. Ruckman



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                                                                      Exhibit A

                       [Letterhead of Arch Wireless, Inc.]

July 10, 2002


PRIVATE AND CONFIDENTIAL

Mr. Ross Buckenham
Chairman and Chief Executive Officer
Weblink Wireless Inc.
3333 Lee Parkway, Suite 100
Dallas, Texas 75219

Dear Ross:

      I tried to reach you on Monday but was unsuccessful.

      The purpose of this letter is to inform you and your board of directors, and by copy herewith, the representatives of the Official Secured Creditors Committee and the Official Unsecured Creditors Committee, that Arch Wireless desires to present a definitive business proposal that we strongly believe will generate greater recoveries to the Weblink estate and its constituent creditors than would be realized under your proposed plan of reorganization. We also believe our proposal will provide this greater return in a shorter time frame and involve significantly less execution risk. While we understand that a disclosure statement has been approved by the bankruptcy court in your Chapter 11 proceeding and you plan to commence your solicitation of votes in the near future, we believe the significant financial benefits to the Weblink estate compels your board and your creditor representatives to carefully and prudently evaluate the merits of our proposal.

      Our proposal would seek to preserve the agreed-upon framework of value allocation among your creditor constituencies that has been proposed in your plan of reorganization. However, we believe that we can significantly enhance recoveries and the time frame of those recoveries to your creditors if the Weblink estate were to outsource the provisioning of all services to Weblink customers to Arch Wireless and by REJECTING the various operating leases and other executory agreements that are required to keep your network operational. Given that your entire customer base is served on 900 Mhz frequencies, we are confident that we can readily transfer the servicing of your entire subscriber base onto our four nationwide 900Mhz 1-way and Reflex 2-Way networks expeditiously and without adverse impact to your customers. While Arch would need to use your frequencies in order to maintain uninterrupted and transparent
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Weblink Wireless Inc.
Private and Confidential

July 10, 2002
Page 2


service to your customers, you would be in a position to liquidate your other network assets for immediate financial recoveries to the estate.

      We would contemplate the creation of a liquidating trust for the benefit of the Weblink estate with Arch performing all operational functions, and bearing substantially all the costs thereof, with a revenue sharing formula with the Weblink liquidating trust over an agreed upon period of time. Our initial thoughts, which are subject to verification of the costs required to effectuate the transfer, involve sharing with the trust 30% or so of the actual collected amounts of service revenues, which is a higher free cash flow margin then ever previously achieved by Weblink on a standalone basis. Depending upon the resiliency of the Weblink customer base and its third-party distribution relationships, this may mean that the contemplated post-reorganization debt in your plan of reorganization could be fully monetized in the first 12-15 months. In the challenging operating environment that currently burdens our industry, we believe that there is no alternative that will more quickly or efficiently extract the economic value from your customer base, which continues to be a diminishing and depleting asset, than the construct that we are proposing.

      We are interested in moving immediately to validate our operational assumptions and review with you our implementation plans to execute a service switchover. As you are aware, a major base of our technical operations is also located in Dallas, which will help ensure that the network transition will be relatively smooth. Because we would have little interest in assuming the shut-down costs that would burden a reorganized Weblink, the opportunity for maximum economic recoveries to Weblink's secured and unsecured creditors is available only if action is taken before your plan of reorganization has been confirmed. Because of the time constraints of your circumstances, it is imperative that Arch be allowed timely due diligence access in order to present you and your creditor constituencies with a definitive proposal.

      Because time is of the essence, we do not propose that you currently abort your solicitation process. However, we are prepared to immediately sit down with you to review the current state of operations at Weblink and the operational coordination requirements to implement the transaction that we have in mind (and, if necessary, execute a new mutual NDA on the same terms as we signed previously). We would plan to present a definitive proposal to you within two weeks of the commencement of our investigation. Needless to say, it would make sense for you to potentially amend your disclosure statement for your plan of reorganization if in fact you and your creditor constituencies agree that our definitive proposal will enhance the recoveries to the estate.

Weblink Wireless Inc.
Private and Confidential

July 10, 2002
Page 3


      I look forward to receiving your response as soon as you can so that we can work together to see how best to proceed.

                                         Sincerely,


                                         /s/  C. E. BAKER, JR.

                                         C. E. Baker, Jr.
                                         Chairman and Chief Executive Officer




cc: The Official Secured Creditors Committee (c/o Keith Braun, Deutsche Bank)
    The Official Unsecured Creditors Committee (c/o David Daigle, Capital Group)


CEB/kh